UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14-A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gencor Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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GENCOR INDUSTRIES, INC.

5201 NORTH ORANGE BLOSSOM TRAIL, ORLANDO, FLORIDA 32810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 10, 2006

TO THE STOCKHOLDERS OF GENCOR INDUSTRIES, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of Gencor Industries, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Corporate Offices; 5201 North Orange Blossom Trail, Orlando, Florida, on October 10, 2006 at 10:00 A.M., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect the Director to be voted upon by the holders of Common Stock and to elect the Directors to be voted upon by the holders of Class B Stock.

2.	To ratify the selection of Moore Stephens Lovelace, P.A., independent certified public accountants, as auditors for the Company for the year ending September 30, 2006

3.	To transact such other business as may properly come before the meeting.

Only Stockholders of record at the close of business on September 18, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Stockholders should review the information provided herein in conjunction with the Company’s 2005 Annual Report on Form 10-K, which accompanies this Proxy Statement.

The Company’s Proxy Statement and proxy accompany this notice.

By order of the Board of Directors,

Jeanne M. Lyons, Secretary

Orlando, Florida

Date: September 18, 2006

Enclosures

****YOUR VOTE IS IMPORTANT****

YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 10, 2006

This Proxy Statement is furnished in connection with the Annual Meeting of Stockholders of Gencor Industries, Inc. (the “Company”) to be held October 10, 2006 at 10:00 a.m. local time, or any adjournments or postponements thereof at the Company’s Corporate Offices, 5201 North Orange Blossom Trail, Orlando, Florida. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about September 18, 2006. A copy of the Company’s 2005 Form 10-K is being mailed with this Proxy Statement but is not to be regarded as proxy solicitation material.

SOLICITATION AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of the holders of the Company’s Common Stock, par value $.10 per share, and Class B Stock, par value $.10 per share (herein referred to as “Common Stock” and “Class B Stock,” respectively) to be held October 10, 2006. The enclosed proxy may be revoked at any time before it is exercised by attending and voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company prior to the taking of the vote for which such proxy has been given, or by delivery to the Secretary of the Company of a duly executed proxy bearing a later date. Notice and delivery shall occur upon actual receipt by the Secretary of the Company at its principal place of business. The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, or by telegraph by the Directors, Officers, and employees of the Company, or by the Company’s transfer agent. Directors, Officers and other employees of the Company will receive no additional compensation for any such further solicitations. Also, the Company will make arrangements with banks, brokerage houses, and other nominees, fiduciaries, and custodians holding shares in their names or in those of their nominees to forward proxy materials to the beneficial owners of shares, and the Company will upon request, reimburse such entities for their reasonable expenses in sending the proxy materials. All properly executed unrevoked proxies received in time for the meeting will be voted as specified. If no other indication is made, the proxies will be voted for the election of Directors shown as nominees and as recommended by the Board of Directors with regard to all other matters.

VOTING SECURITIES

At the close of business on August 21, 2006, there were 8,302,130 shares of Common Stock and 1,642,998 shares of Class B Stock outstanding and entitled to vote at the Annual Meeting.

The holders of such shares are entitled to one vote for each share of stock held by them on any matter to be presented at the Annual Meeting, including the election of Directors. The holders of Common Stock and Class B Stock will vote separately as a class on the election of Directors. Only Stockholders of record at the close of business on September 18, 2006 are entitled to vote at the Annual Meeting and any adjournment thereof. Although the Company has not polled its Directors and Executive Officers, management expects that the Directors and Executive Officers will vote for the nominees and proposals as shown herein.

The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of each class of Common Stock and Class B Stock will constitute a quorum.

PROPOSALS 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that 75% (calculated to the nearest whole number, rounding a fractional number of five-tenths (.5) to the next highest whole number) of the members of the Board shall be elected by Class B Stockholders voting separately as a class. The Company anticipates that the Class B Directors will be elected by the holders of Class B Stock.

Pursuant to the Company’s Bylaws the Board of Directors has fixed the number of Directors at five. Each Director elected at the Annual Meeting shall hold office until his respective successor has been elected and qualified, or until such individual’s earlier resignation or removal. Vacancies may be filled by a majority vote of the remaining directors then in office.

The Board of Directors has selected the following person as nominee for election by the holders of Common Stock as a Director at the 2006 Annual Meeting of Stockholders:

To be elected by the holders of Common Stock:

Russell R. Lee, III

The affirmative vote of Stockholders holding a plurality of the Company’s issued and outstanding Common Stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will have no effect.

The Board of Directors has selected the following persons as nominees for election by the holders of Class B Stock as Directors at the 2006 Annual Meeting of Stockholders:

David A. Air

E.J. Elliott

John E. Elliott

Randolph H. Fields

The affirmative vote of Stockholders holding a plurality of the Company’s issued and outstanding Class B Stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will have no effect.

The Board of Directors recommends an affirmative vote for the above nominees.

It is the intention of the persons named in the accompanying form of proxy to nominate and, unless otherwise directed, vote such proxies for the election of the nominees named above as Directors. The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate, or the Board of Directors may reduce the number of Directors to eliminate the vacancy.

DIRECTORS AND EXECUTIVE OFFICERS

The names of directors and the Named Executive Officers of the Company are listed in the following table:

Name and Principal Occupation or Employment (1)	First Became a Director	First Became an Executive Officer
Directors for Class B Stockholders:

E. J. Elliott Chairman of the Board and President (2) (3) (7)	1968	1968

John E. Elliott Executive Vice President (2) (3) (7)	1985	1985

Randolph H. Fields (2) (5) (7) Attorney, Greenberg Traurig, P.A. since October, 1995	2002

David A. Air (5) Director, Synuthane International Inc., since 1993. Engineering / Sales Consulting Rubbercraft Inc., 1994 to 1999.	2004

Director for Common Stock Stockholders:

Russell R. Lee, III, CPA (6) Vice President of Finance & Chief Financial Officer, Teltronics, Inc. since 2004. Served as Vice-President of Finance and Administration/ Chief Financial Officer, SinoFresh Healthcare, Inc. from 2003 to 2004, and as Executive Vice-President of Finance and Operations for Esprix Technologies, LLP, 1999 to 2003.	2004

Executive Officers (4)

David F. Brashears Senior Vice President Technology		1978

Marc G. Elliott (3) President, Construction Equipment Group		1993

Scott W. Runkel Chief Financial Officer and Treasurer		2000

Jeanne M. Lyons Secretary		1996

(1)	Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2)	Member of the Executive Committee.

(3)	E.J. Elliott is the father of John E. Elliott and Marc G. Elliott.

(4)	Each executive officer holds office until his successor has been elected and qualified, or until his earlier resignation or removal.

(5)	Member of the Audit Committee and Compensation Committee.

(6)	Member of the Audit Committee, Compensation Committee and Financial Expert.

(7)	Member of the Nominating Committee.

Meetings of the Board of Directors and Certain Committees of the Board

During the fiscal year ended September 30, 2005, the Board of Directors of the Company held five meetings. All Directors attended the meetings.

The Compensation Committee endeavors to ensure that the compensation program for executive officers of the Company is effective in attracting and retaining key executives responsible for the success of the Company and in promoting its long-term interests and those of its stockholders. The committee, without applying any specific quantitative formulas, considers such factors as net income, earnings per share, duties and scope of responsibility, industry standards and comparable salaries for the geographic area, corporate growth, profits, goals and market share increases. The functions of the Compensation Committee include reviewing and establishing compensation plans for the Company’s executive officers and reviewing certain of the Company’s employee benefit and compensation programs. The Compensation Committee met four times in fiscal 2005.

The Audit Committee’s responsibilities include selecting the Company’s auditors and reviewing the Company’s audit plan, financial statements and internal accounting and audit procedures. The Audit Committee Charter was adopted by the Board of Directors and a copy is included in the Proxy Statement dated January 21, 2003. During the fiscal year ended September 30, 2005, the Audit Committee had seven meetings, six of which were attended by all members of the audit committee, one member was absent from one meeting. Mr. David A. Air and Mr. Russell R. Lee, III. are considered independent by NASDAQ rules. Mr. Fields is “independent,” as that term is defined by NASDAQ rules for purposes of serving on the Company’s Board of Directors. However, because Mr. Fields is a shareholder in the Company’s primary outside law firm, Mr. Fields would not be considered “independent,” pursuant to the standards set forth in NASDAQ Rule 4350(d)(2) with respect to his service on the Company’s Audit Committee. These NASDAQ rules do not apply to a company not listed on NASDAQ and the Board of Directors has determined that, because of his extensive business and financial experience, Mr. Fields’ membership on the Audit Committee is currently in the best interest of the Company and its shareholders. Mr. Lee serves as the “audit committee financial expert.”

The three members of the Nominating Committee are E. J. Elliott, John Elliott and Randolph Fields. Although, Mr. Fields is considered independent by NASDAQ rules, Messrs. Elliott and Elliott are not. The Nominating Committee of the Company does not have a charter, but has developed guidelines. The Nominating Committee guidelines provide that it consider for director candidates by stockholders or others, and believes that for smaller companies it is desirable and beneficial to recommend board candidates who possess a proven track record in heavy manufacturing operations, understand the company’s overall business, and are able to make maximum contribution to guiding the Company’s affairs. Accordingly, the Nominating Committee reviews recommendations of its individual members and gives considerable weight to candidates with industry-related experience and expertise that will benefit the Company. Additionally, the Nominating Committee believes that persons selected must have a serious work ethic and an ability to work as a constructive member of a team for the benefit of the stockholders. The Nominating Committee met on an informal basis during board meeting recesses in 2005.

In addition to any other applicable requirements, if a shareholder desires to nominate a director for election at an annual meeting, such shareholder must (A) be a shareholder of record on both (1) the date such shareholder provides notice of such nomination to the Company and (2) the record date for the determination of shareholders entitled to vote as such annual meeting and (B) have given timely notice in proper written form to the Secretary of the Company. If a shareholder is entitled to vote only for a specific class or category of directors the annual meeting, such shareholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

To be timely in connection with the annual meeting, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. As a result with respect to the 2007 Annual Meeting, any notice given by a shareholder pursuant to these provisions of the Company’s Bylaws must be received no earlier than June 12, 2007 and no later than July 12, 2007, unless the Company’s Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from October 10, 2007. If the Company’s 2007 Annual Meeting date is advanced by more than 30 days or delayed by more than 60 days from this year’s meeting date, then notices must be received no earlier than 120th day prior to the 2007 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2007 Annual Meeting or the 10th day following the date on which the meeting date is publicly announced.

In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder entitled to vote for the election of such director(s) at such meeting and satisfying the requirements set forth above may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Company’s notice of such meeting, but only if the shareholder notice is delivered to the Secretary at the principal executive office of the Company no later than the close of business on the 10th day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced.

To be in proper written form, a shareholder’s notice to the Secretary mush set forth (A) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Company, if any, which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (B) as to the shareholder giving notice (1) the name and record address of such shareholder, (2) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (3) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations(s) are to be made by such shareholder, (4) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (5) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, officers and certain stockholders to file with the Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. Based solely on its review of such forms received by it, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during the fiscal year ended September 30, 2005, by its officers or directors.

Directors Fees

Directors’ fees are paid by the Company to non-employee directors at the rate of $1,000 per month, plus $1,000 per board meeting attended and $500 per committee meeting attended. Total fees paid in fiscal 2005 were $57,000.

Communications with Directors

Stockholders wishing to communicate with Directors should send their correspondence to the Director or Directors concerned in care of the Chairman of the Board of the Company at the Company address. The Company’s policy is to forward such communications to the addressees, if the issues/subjects are material and relevant.

Director Attendance at Annual Meetings of Stockholders

The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual meeting of Stockholders. All of the Company’s incumbent directors attended the Company’s Annual meeting in 2005.

Code of Ethics

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal accounting officer and persons performing similar functions. The Company will provide to any person without charge, upon written request, addressed to its corporate headquarters, attention Corporate Secretary, a copy of such code of ethics.

EXECUTIVE COMPENSATION

The following table presents certain annual and long-term compensation for the Company’s Chief Executive Officer, the four highest-paid executive officers other than the CEO, (collectively the “Named Executive Officers”) as well as the total compensation earned or paid to each individual during the Company’s last three fiscal years:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards	(2) All Other Compensation ($)
Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Securities Underlying Options (#)
E. J. Elliott	2005	400,000	337,036	0	8,000
Chairman of the Board	2004	400,000	14,000	0	6,004
	2003	400,000	0	0	6,152
Marc G. Elliott	2005	275,000	5,250	0	0
President	2004	210,000	14,000	0	0
	2003	210,000	0	0	0
David F. Brashears	2005	185,000	5,250	0	3,202
Senior Vice President, Technology	2004	185,000	14,000	0	2,978
	2003	170,000	0	0	2,592
John E. Elliott	2005	250,000	5,250	0	0
Executive Vice President	2004	250,000	14,000	0	0
	2003	250,000	0	0	0
Scott W. Runkel	2005	225,000	5,000	0	5,202
Chief Financial Officer and Treasurer	2004	225,000	14,000	0	4,810
	2003	225,000	0	0	5,409

(1)	Does not include an amount for incidental personal use of business automobiles furnished by the Company to certain of its Named Executive Officers. The Company has determined that the aggregate incremental cost of such benefits to the Named Executive Officers does not exceed, as to any named individual, the lesser of $50,000 or 10% of the cash compensation reported for such person.

(2)	The compensation reported under All Other Compensation represents contributions to the Company’s 401(k) Plan on behalf of the Named Executive Officers to match 2003-2005 pretax executive contributions (included under salary) made by each executive officer to such plan.

Option Grants in Fiscal Year 2005

There were no options granted during the fiscal year 2005 to the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information concerning stock options exercised by each of the Named Executive Officers of the Company during fiscal 2005 and the value of options held by such officers at the end of each year measured in terms of the closing price of the Company’s Common Stock on September 30, 2005.

Name	Shares Acquired on Exercise #	Value Realized ($)	*Number of Securities Underlying Unexercised Options at September 30, 2005		*Value of Unexercised In-the-Money Options at September 30, 2005
E. J. Elliott	590,000	1,070,850	0		0
John E. Elliott	318,000	577,170	0		0
Marc G. Elliott	318,000	524,700	0		0
David F. Brashears	116,000	205,900	.24,000	U	156,000	U
Scott W. Runkel	20,000	17,400	20,000	E	145,600	E

*	Exercisable (E)/Unexercisable (U)

STOCK OPTION PLAN

1997 Stock Option Plan

In July 1996, the Company’s Board of Directors, subject to the approval of its shareholders, adopted the Gencor Industries, Inc. 1997 Stock Option Plan (the “1997 Plan”) which provides for the issuance of stock options to purchase an aggregate of up to 1,200,000 shares of the Company’s Common Stock, 1,200,000 shares of the Company’s Class B Stock and up to fifteen percent (15%) of the authorized common stock of any subsidiary. The 1997 Plan permits the grant of options to officers, directors and key employees of the Company. The 1997 Plan was approved by shareholders on April 11, 1997.

*Compensation Committee Interlocks and Insider Participation

The following non-employee directors were the members of the Compensation Committee of the Board of Directors during fiscal year 2005: Russell R. Lee, III, David A. Air and Randolph H. Fields. Mr. Fields is a shareholder of the law firm Greenberg Travis, P.A., which serves as the Company’s primary legal counsel.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee, covering our fiscal year ended September 30, 2005, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission” or “SEC”) or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Moore Stephens Lovelace, P. A., are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee with regard to its oversight functions referred to below, the Audit Committee approved the audited financial statements for inclusion in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors.

Date: December 15, 2005	Respectfully submitted,

Russell R. Lee, III Randolph H. Fields David A. Air

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C of the Securities and Exchange Commission (the “Commission” or “SEC”) or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

General

During fiscal year 2005 the Compensation Committee (the “Committee”) of the Board of Directors consisted of David A. Air and Randolph H. Fields, each of whom serves as non-employee directors of the Company. In 2005, Russell R. Lee, III joined the Committee also as a non-employee director of the Company. The Compensation Committee administers the Company’s executive compensation program, monitors corporate performance and its relationship to compensation for executive officers, and makes appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

One of the major objectives of the Committee has been to develop and implement a compensation program designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company’s business objectives. The Committee believes that offering a competitive base salary and certain incentives designed to encourage achievement of the Company’s objectives is beneficial to the Company.

Base Salary

The Company’s salary levels for executive officers are intended to be consistent with competitive pay practices of similar sized companies within the industry. In determining executive officers’ salaries, the Committee considers such factors as the level of responsibility, competitive trends, and the financial performance and resources of the Company. An individual’s experience level, overall job performance, prior service and job knowledge are also important considerations. Base salaries were increased for one executive officer in fiscal 2005, and one executive officer during fiscal 2004 to maintain a competitive compensation level for that position.

Incentives

Incentives consist of stock options and, to a lesser extent, cash awards. The Committee believes that the compensation program should provide individuals with an opportunity to increase their ownership and potential for financial gain from increases in the Company’s stock price. This approach closely aligns the interests of Stockholders, management and employees. Therefore, management and other employees are eligible to receive stock options, giving them the right to purchase shares of the Company’s Common Stock at a specified price in the future. The grant of options is based primarily on an individual’s potential contribution to the Company’s growth and profitability, as measured by the market value of the Company’s Common Stock. The granting of cash awards is discretionary and is not dependent on any one factor.

Compensation of the Chief Executive Officer

The Committee annually reviews the performance and compensation of the Chief Executive Officer based on its assessment of past performance and its expectation of future contributions to the Company’s performance. The Committee believes the compensation paid to the Chief Executive Officer, as reported elsewhere in this Schedule 14a, is reasonable.

Respectfully submitted,
December 15, 2005	THE COMPENSATION COMMITTEE

David A. Air Randolph H. Fields Russell R. Lee, III

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company’s shareholders during the five-year period ended September 30, 2005, as well as the Wilshire Small Capitalization Index and the Dow Jones Heavy Construction Index. The stock performance assumes $100 was invested on October 1, 2000.

Comparison of Cumulative Total Return Among Gencor Industries, Inc., the

Wilshire Small Capitalization Index and the Dow Jones Heavy Construction Index

	2001	2002	2003	2004	2005
	(1)
Gencor Industries, Inc.	172.54	116.20	165.49	616.20	573.94
DJ Heavy Construction Index	112.23	89.47	125.55	137.04	218.23
Wilshire Small Cap Index	71.36	66.85	93.07	107.28	128.48

(1)	Subsequent to June 1, 2000, the Company’s stock has traded on the “pink sheets” under the stock symbol “GCRX” until 2003 when the stock symbol was changed to “GNCI”. In January 2005, quotations on the Company’s stock commenced reporting on the OTC Electronic Bulletin Board under the symbol “GNCI.OB”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases vehicles from Marcar Leasing Corporation (“Marcar”), a corporation engaged in general leasing to the public of machinery, as well as, vehicles owned by members of E.J. Elliott’s immediate family, including Marc G. Elliott. The terms of the leases are established based on the rates charged by independent leasing organizations and are believed by the Company to be more favorable than those generally available from independent third parties. Leases between the Company and Marcar generally provide for equal monthly payments over either thirty-six months or forty-eight months. During fiscal 2005, the Company made lease payments to Marcar in the aggregate amount of $131,000.

Randolph H. Fields, a director of the Company, is a shareholder of the law firm of Greenberg Traurig P.A., which serves as the Company’s primary legal counsel.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information as of August 21, 2006 with respect to (i) each person known to management to be the beneficial owner (as define by the Security and Exchange Commission) of more than 5% of the Company’s Common Stock or Class B Stock, (ii) each Director, (iii) each Executive Officer of the Company named in the Summary Compensation Table, (iv) each nominee for election to the Board of Directors, and (v) the Directors and Executive Officers of the Company as a group. Except as otherwise noted, each named beneficial owner has sole voting and investment power over the shares shown.

	Amount and Nature of Beneficial Ownership (1)			Percent of Class (1)
Name And Address of Beneficial Owner	Common Stock		Class B Stock	Common Stock	Class B Stock
E. J. Elliott 5201 N. Orange Blossom Trail Orlando, Florida 32810	1,221,675	(2)	1,348,318	14.7%	82.1%
John E. Elliott 5201 N. Orange Blossom Trail Orlando, Florida 32810	809,562		—	9.8%	—
Marc G. Elliott 5201 N. Orange Blossom Trail Orlando, Florida 32810	379,700		101,520	4.6%	6.2%
David F. Brashears 5201 N. Orange Blossom Trail Orlando, Florida 32810	125,595		—	1.5%	—
Scott W. Runkel 5201 N. Orange Blossom Trail Orlando, Florida 32810	35,148		—	0.4%	—
David A. Air 5201 N. Orange Blossom Trail Orlando, Florida 32810	2,200		—	0.0%	—
Jeanne M. Lyons 5201 N. Orange Blossom Trail Orlando, Florida 32810	9,000		—	0.1%	—
All Directors and Executive Officers as a group (7 persons)	2,582,880	(6)	1,449,838	31.2%	88.2%
Harvey Houtkin 160 Summit Avenue Montvale, NJ 07645	2,171,969	(5)	—	26.2%	—
Mark Shefts 160 Summit Avenue Montvale, NJ 07645	575,130	(7)	—	6.6%	—
Lloyd I. Miller, III 4550 Gordon Drive Naples, Florida 34102	443,620	(8)		5.3%

(1)	In accordance with Rule 13d-3-f the Securities Exchange Act of 1934, as amended, shares that are not outstanding, but that are subject, to option, warrants, rights or conversion privileges exercisable within 60 days have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right but have not been deemed outstanding for the purpose of computing the percentage for any other person.

(2)	Includes 48,978 shares owned by the Elliott Foundation, Inc.

(3)	Based solely on a Schedule 13D dated August 8, 2005 filed by Harvey Houtkin with the Securities and Exchange Commission. Amount beneficially owned is: 2,171,969 shares (includes 834,780 shares owned by Mr. Houtkin’s wife Sherry Houtkin); 45,974 shares owned by Mr. Houtkin’s son Stuart; 67,980 shares owned by Mr. Houtkin’s son Brad; 26,830 shares owned by Mr. Houtkin’s son Michael; and 30,500 shares owned by Domestic Securities, Inc., of which Mr. Houtkin is Chief Executive Officer, Secretary, director and a 50 percent indirect beneficial owner.

(4)	Based solely on a Schedule 13D dated August 3, 2005 filed by Mark Shefts with the Securities and Exchange Commission. Amount beneficially owned: 575,130 shares (includes 546,130 shares owned by Mr. Shefts’ wife Wanda Shefts, as to which Mr. Shefts disclaims beneficial ownership); and 29,000 shares owned by Domestic Securities, Inc., a market maker in the issuer’s stock and of which Mr. Shefts is president, a director and a 50 percent indirect beneficial owner.

(5)	Based solely on a Schedule 13G dated July 19, 2006 filed by Lloyd I. Miller III with the Securities and Exchange Commission. Amount beneficially owned: 443,620 shares (includes 25,700 shares sole voting power and 417,920 shares shared voting power).

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moore Stephens Lovelace, P.A. has served as the Company’s independent registered public accounting firm for fiscal years 2000–2005.

Moore Stephens Lovelace, P.A. was reappointed by the Board of Directors, on the recommendation of the Audit Committee, as its independent accountants for fiscal 2006. Representatives of Moore Stephens Lovelace, P.A. are expected to appear at the Annual Meeting to make a statement, if they wish to do so, and to be available to answer appropriate questions from Stockholders at that time.

The Board of Directors has approved the Company’s engagement of Moore Stephens Lovelace, P.A. as the Company’s independent auditors. Moore Stephens Lovelace, P.A. has served as the Company’s independent auditors since fiscal 2000, and is familiar with the Company’s business and management.

Audit Fees

The aggregate fees billed by Moore Stephens Lovelace, P.A. for the last two fiscal years’ audit of the annual financial statements and review of financial statements included in the Company’s Form 10-Qs was $184,866 in 2005 and $151,083 in 2004.

Tax Fees

The aggregate fees billed by Moore Stephens Lovelace, P.A. for the last two fiscal years for preparation of income tax returns were $44,643 in 2005 and $28,000 in 2004.

All Other Fees

The aggregate fees billed by Moore Stephens Lovelace, P.A. for the last two fiscal years for other services was $-0- in 2005 and $13,517 in 2004 for other accounting assistance.

The audit committee has reviewed the fee structure and believes that Moore Stephens Lovelace, P.A. has the independence necessary to act as the Company’s independent registered public accounting firm.

In accordance with Company policy, all Fees for Moore Stephens Lovelace, P.A. were approved in advance by the audit committee or full board of directors.

While ratification by Stockholders of this appointment is not required by law or the Company’s Certificate of Incorporation or Bylaws, management believes that such ratification is desirable. In the event this appointment is not ratified by an affirmative vote of Stockholders holding a majority of the Company’s issued and outstanding Common Stock and Class B Stock, together, in attendance at the meeting, either in person or by proxy, the Board of Directors of the Company will consider that fact when it appoints independent public accountants for the next fiscal year.

The Board of Directors recommends a vote for the ratification and approval of its selection of Moore Stephens Lovelace, P.A. at the 2006 Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting, other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

Pursuant to Security and Exchange Commission Rule 14a-8, order to be eligible for inclusion in the proxy materials for the Company’s 2007 Annual Meeting of Stockholders, any shareholder proposal to take action at such meeting must be received by the President of the Company no later than May 21, 2007. Shareholder proposals must be made in compliance with applicable legal requirements promulgated by the Securities and Exchange Commission and must be furnished to the President by certified mail, return receipt requested.

In accordance with the Company’s Bylaws, in order to be properly brought before the 2007 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, must be delivered to the Secretary of the Company at its principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. As a result, any notice given by a shareholder pursuant to these provisions of the Company’s Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than June 12, 2007 and no later than July 12, 2007, unless the Company’s Annual Meeting is more than 30 days before or after October 10, 2007. If the Company’s 2007 Annual Meeting date is advanced or delayed by more than 30 days from this year’s meeting date, then proposals must be received no earlier than the 120th day prior to the 2007 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2007 Annual Meeting or the 10th day following the date on which the meting date is publicly announced.

ANNUAL REPORT

The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, an additional copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2005. Copies of exhibits to the Form 10-K also will be furnished upon request at the payment of a reasonable charge. All requests should be directed to the Investor Relations Department of the Company at the offices of the Company set forth in the Notice of Annual Meeting appended to this Proxy Statement.

YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY TO MAKE CERTAIN YOUR SHARES WILL BE VOTED AT THE 2006 ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED.

BY ORDER OF THE BOARD OF DIRECTORS

Jeanne M. Lyons, Secretary Orlando, Florida September 18, 2006

Appendix A

COMMON SHAREHOLDER PROXY

GENCOR INDUSTRIES INC.

THIS COMMON SHAREHOLDER PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OCTOBER 10, 2006

The undersigned, hereby appoints E.J. Elliott, John E. Elliott, or any of them, as proxies, each with the power to appoint his or her substitutes, to represent, and vote all shares of Common Stock on behalf of the undersigned as designated below at the Annual Meeting of Stockholders of Gencor Industries, Inc., to be held October 10, 2006 and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, the Proxy will vote FOR Proposals 1 and 2.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

☒  PLEASE MARK VOTES AS IN THIS SAMPLE.

1) ELECTION OF DIRECTOR: Russell R. Lee, III	☐	FOR the nominee listed to the left	☐	WITHHOLD AUTHORITY to vote for the nominee listed to the left.

2)	Proposal to ratify the selection of Moore Stephens Lovelace, P.A. as auditors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are jointly held, each holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Check appropriate box to indicate changes below;
Address Change? ☐ Name Change? ☐

Number of Shares:_______________________________

Dated:		, 2006

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY IN THE ENCLOSED ENVELOPE